Exhibit 107

Calculation of Filing Fee Tables

Post—Effective Amendment to Form F—3ASR

(Form Type)

Youdao, Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rules	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A ordinary share, par value US$0.0001 per share(1)	—	—	—	—	—	—
	Equity	Preferred share, par value US$0.0001 per share	—	—	—	—	—	—
	Others	Warrants	—	—	—	—	—	—
	Others	Units	—	—	—	—	—	—
	Unallocated (Universal) Shelf	—	457(o)	US$500,000,000(2)	—(3)	US$500,000,000	0.0000927	US$46,350
Total Offering Amounts						US$500,000,000		US$46,350
Total Fees Previously Paid								—
Total Fee Offsets								—
Net Fee Due								US$46,350

(1)

American depositary shares issuable upon deposit of class A ordinary shares registered hereby have been registered under a separate registration statement on Form F–6 (Registration No. 333–234194). Each American depositary share represents one Class A ordinary shares.

(2)

There is being registered hereunder an indeterminate number of shares of (a) class A ordinary shares, (b) preferred shares, (c) warrants, (d) units, consisting of some or all of these securities in any combination, as shall have an aggregate initial offering price not to exceed US$500,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional number of ordinary shares that may be issued from time to time to prevent dilution as a result of a distribution, split, combination or similar transaction.

(3)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form F-3 under the Securities Act.